Exhibit 99.1


                             Forward Air Corporation
                    Non-Employee Director Compensation Policy
                            (Effective May 24, 2006)

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                                                                          Corporate
                                                                          Governance
                                                                             and
                               Non-      Non-      Audit    Compensation  Nominating    Audit
 Compensation   Effective    Employee  Chairman  Committee    Committee   Committee   Committee
  Component       Date       Chairman  Director    Chair       Chair        Chair       Member
------------------------------------------------------------------------------------------------
    Annual       May 24,      $77,500   $27,500   $15,000      $7,500       $7,500      $7,500
   Retainer       2006
(to be paid in ---------------------------------------------------------------------------------
  quarterly     Day after
 installments)   May 2007
                  Annual      $85,000   $35,000   $15,000      $7,500       $7,500      $7,500
                Meeting of
               Shareholders
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-    Per meeting fees of $1,500 for each non-employee director (other than the
     Non-Employee Chairman) for attendance in person at each Shareholder, Board or Committee meeting resulting in corporate action recorded in minutes;
     provided, however, no additional fee will be paid for Committee meetings held on the same day as a Shareholder or Board meeting.

- Per meeting fees of $750 for each non-employee director (other than the Non-Employee Chairman) for attendance via teleconference at each Board or Committee meeting resulting in corporate action recorded in minutes;
     provided, however, no additional fee will be paid for Committee meetings held on the same day as a Shareholder or Board meeting.

- Automatic annual grant of 2,250 restricted shares of common stock to each non-employee director, including the Non-Employee Chairman, on the first business day after each Annual Meeting of Shareholders pursuant to the 2006
     Non-Employee Director Stock Plan.